SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-9913
SERIES NO.: 7



72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                         $ 21
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                         $  7
       Class C                                                         $  7
       Class R                                                         $  9
       Institutional Class                                             $ 12

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.1788
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                       0.1100
       Class C                                                       0.1100
       Class R                                                       0.1615
       Institutional Class                                           0.1950

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                          137
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                           76
       Class C                                                           94
       Class R                                                           61
       Institutional Class                                               84

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 11.19
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 11.14
       Class C                                                      $ 11.14
       Class R                                                      $ 11.17
       Institutional Class                                          $ 11.21